Exhibit 99.1

FOR IMMEDIATE RELEASE:

January 2, 2024

NiSource Inc. Completes NIPSCO Minority Equity Interest Transaction

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Investment by Blackstone Infrastructure Partners affiliate (“Blackstone”) to acquire a 19.9% indirect non-controlling equity interest in NIPSCO for $2.16 billion, with an additional equity commitment of $250 million to fund ongoing capital requirements, strengthens NIPSCO’s financial foundation and supports sustainable long-term growth.

•	Blackstone invests alongside NiSource in NIPSCO to fund the energy transition and to accelerate the reindustrialization of the Midwest.

•	NiSource reaffirms commitment to Indiana and to its consolidated credit, earnings and growth commitments through 2028.

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) (“NiSource”) today announced that it has completed the issuance of a 19.9% indirect equity interest in the company’s Northern Indiana Public Service Company LLC (“NIPSCO”) subsidiary to an affiliate of Blackstone Infrastructure Partners (“Blackstone Infrastructure”), the dedicated infrastructure group of Blackstone Inc. (NYSE: BX). As previously announced, through the transaction the Blackstone affiliate has acquired a 19.9% non-controlling equity interest in NIPSCO Holdings II LLC, which owns all the equity interests of NIPSCO, and NiSource will own the remaining 80.1% of NIPSCO Holdings II LLC.

Blackstone Infrastructure is an active perpetual capital investor across the utility, energy transition, transportation, digital infrastructure, water and waste infrastructure sectors. Blackstone Infrastructure seeks to apply a long-term buy-and-hold approach to large-scale infrastructure assets and is focused on responsible stewardship and stakeholder engagement to create value for its investors and the communities it serves. Blackstone Infrastructure is committed to investing behind NIPSCO’s energy transition and decarbonization programs, as well as helping to increase gas and electric grid resiliency for the customers of Indiana.

NiSource intends to use the capital infusion to support its fastest growing utility and its ability to serve customers, strengthen its balance sheet and fund ongoing capital needs associated with the renewable generation transition underway. Since 2018, NIPSCO has been executing on one of the fastest transitions from coal-fired electricity in the U.S. utilities sector, targeting 0%

coal-fired generation mix by 2028 (compared to 75% coal generation mix in 2018). Through 2030, NIPSCO expects to make significant investments in its electric generation transition, primarily focused on installing new renewable generation to replace coal-fired generation retirements. NIPSCO also intends to support the continued growth and modernization of its gas and electric transmission and distribution systems, which will play critical roles in the energy transition as NIPSCO continues to deliver a reliable, diverse and sustainable energy mix, bringing customer, environmental and economic benefits.

“We are pleased to announce the completion of this transaction and are excited about the long-term partnership we have entered into with Blackstone,” said NiSource president and CEO, Lloyd Yates. “The transaction strengthens our balance sheet, supports our financing plan and provides greater flexibility to execute on high-quality capital investments that will enhance the safety, reliability and sustainability of our gas and electric systems for the benefit of our customers. It’s important to reinforce that our commitment to Indiana remains unchanged, and we will continue to drive sustainable growth for our stakeholders. This financing transaction will have no impact on NIPSCO’s current strategic direction or on our commitment to our gas and electric customers in Indiana.”

“We are incredibly excited to close this transaction and to begin our long-term partnership with NiSource and NIPSCO,” said Sebastien Sherman, Senior Managing Director, Blackstone Infrastructure. “This investment underscores Blackstone’s commitment to decarbonization to create value for our investors and our desire to help facilitate the reindustrialization of the Midwest. We are excited to invest behind NIPSCO, one of the fastest growing utilities in the country with one of the nation’s fastest decarbonization plans. Blackstone looks forward to supporting the vital role that NIPSCO plays in communities across Northern Indiana.”

NIPSCO is Indiana’s largest vertically integrated electric and gas distribution company, providing critical utility service to almost 1.3 million customers in an economically robust service territory, with a proven track record of providing value for its customers. NIPSCO is at the forefront of the energy transition and is developing one of the lowest-cost portfolios of renewable energy projects, the majority of which are utility-owned, and intends to retire all coal-fired generation by the end of 2028. These near-term renewable and generation transition investments add to a multi-decade capital plan with the goal to significantly grow NIPSCO’s rate base through investments across gas, electric transmission and distribution and electric generation, which should drive significant continued value for NIPSCO’s customers. NIPSCO operates in Indiana, one of the most constructive utility jurisdictions in the United States, with strong support for utility-owned generation and affordable energy, and a strong economic service territory benefitting from on-shoring and migration trends as well as robust development.

Advisors

Lazard Freres & Co. LLC served as lead financial advisor, Goldman Sachs & Co. LLC served as co-financial advisor and McGuireWoods LLP served as legal counsel to NiSource. Barclays served as financial advisor and Latham & Watkins LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as co-legal counsel to Blackstone. Sumitomo Mitsui Banking Corporation provided committed financing for the transaction.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.3 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. The mission of our approximately 7,200 employees is to deliver safe, reliable energy that drives value to our customers. NiSource is a member of the Dow Jones Sustainability—North America Index, has been named as one of TIME Magazine’s World’s Best Companies and is on Forbes list of America’s Best Employers for Diversity. Learn more about NiSource’s record of leadership in sustainability, investments in the communities it serves and how we live our vision to be an innovative and trusted energy partner at www.NiSource.com.

About Blackstone Infrastructure Partners

Blackstone Infrastructure Partners is an active investor across energy, transportation, digital infrastructure and water and waste infrastructure sectors. We seek to apply a long-term buy-and-hold strategy to large-scale infrastructure assets with a focus on delivering stable, long-term capital appreciation together with a predictable annual cash flow yield. Our approach to infrastructure investing is one that focuses on responsible stewardship and stakeholder engagement to create value for our investors and the communities we serve.

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FOR ADDITIONAL INFORMATION

Media	Investors

Lynne Evosevich	Christopher Turnure
Corporate Media Relations	Director, Investor Relations
(724) 288-1611	(614) 404-9426
levosevich@nisource.com	cturnure@nisource.com

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements in this press release include, but are not limited to, our business plans, strategies and objectives, including development of our renewable energy projects, the benefits of the issuance of the indirect, non-controlling minority equity interest, and any and all underlying assumptions and other statements that are other than statements of historical fact. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “would,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “forecast,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, but are not limited to, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in, or failures of, technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; inflation; recessions; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Item 1, “Business,” Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and matters set forth in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Regulation G Disclosure Statement

This press release includes financial results and guidance for NiSource with respect to net operating earnings available to common shareholders, diluted earnings per share, and funds from operations/debt, which are non-GAAP financial measures as defined by the SEC’s Regulation G. The company includes these measures because management believes they permit investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be a difference between these measures and their GAAP equivalents due to various factors, including, but not limited to, fluctuations in weather, the impact of asset sales and impairments, and other unusual or infrequent items included in GAAP results. The company is not able to estimate the impact of such factors on their GAAP equivalents and, as such, is not providing such guidance on a GAAP basis. In addition, the company is not able to provide a reconciliation of its non-GAAP net operating earnings guidance or its funds from operations/debt guidance to their GAAP equivalent without unreasonable efforts.